UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2006

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Executive Officer Compensation

Base Salaries. On March 29, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tidewater Inc. (the “Company”) approved the 2007 fiscal year annual base salaries of the executive officers of the Company effective April 1, 2006:

Name and Position	Base Salary
Dean E. Taylor Chairman of the Board, President and Chief Executive Officer	$575,000

J. Keith Lousteau Executive Vice President and Chief Financial Officer	$315,000

Cliffe F. Laborde Executive Vice President, Secretary, and General Counsel	$296,000

Stephen W. Dick Executive Vice President	$306,000

Annual Bonuses

Fiscal 2006. The following bonuses will be paid, subject to verification by the Company’s auditors, to the following executive officers in accordance with the performance criteria contained in the Company’s 2006 Executive Officer Annual Incentive Plan and the 2006 Management Annual Incentive Plan, which were (i) relative return on total capital compared to peer companies, (ii) return on total capital, (iii) adjusted net income compared to budget, and (iv) safety performance:

Name	Bonus Amount
Dean E. Taylor	$1,127,250
J. Keith Lousteau	514,115
Cliffe F. Laborde	484,366
Stephen W. Dick	493,441

In addition, the Compensation Committee awarded a discretionary bonus of $172,750 to Dean Taylor for excellent performance in fiscal 2006 and the following special bonuses for extraordinary performance in connection with a sale of Company vessels:

Dean E. Taylor	$100,000
J. Keith Lousteau	35,000
Cliffe F. Laborde	15,000

Fiscal 2007. On March 29, 2006, the Company’s Compensation Committee established award opportunities and performance measures under the Company’s Executive Officer Annual Incentive Plan for fiscal year 2007 (the “Executive Officer Plan”) and the Management Annual Incentive Plan for 2007 (the “Management Plan”). The Company’s Chief Executive Officer will be the sole participant in the Executive Officer Plan for 2007. The other executive officers participate in the Management Plan. Under both plans, the bonuses will be based on objective Company performance measures contained in the plans. Such performance measures consist of an economic value added (“EVA”) measure and safety performance. EVA equals after-tax operating profits less a charge for debt and equity capital. Capital is charged at a rate equal to the weighted average cost of debt and equity. The bonuses earned under the Management Plan also have a subjective individual performance component. The target award

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under the Executive Officer Plan is set at 120% of base salary and the target award under the Management Plan for executive officers is set at 95% of base salary. The plan award levels are intended to recognize the risk/reward component of the Company’s overall compensation program.

Long-Term Compensation Awards

Restricted Stock. On March 29, 2006, the Compensation Committee granted awards of restricted stock to the executive officers of the Company. The restricted stock will vest after four years, but vesting is accelerated at the rate of 25% per year if certain EVA goals are met.

Name	Number of Shares
Dean E. Taylor	25,000
J. Keith Lousteau	9,000
Cliffe F. Laborde	6,500
Stephen W. Dick	8,000

Stock Options. On March 29, 2006, the Compensation Committee granted stock options to the executive officers of the Company. The options vest one-third immediately, one-third after two years and one-third after three years. The options were granted at an exercise price of $55.76 per share, which was equal to the fair market value of a share of the Company’s Common Stock on the date of grant.

Name	Number of Shares
Dean E. Taylor	55,000
J. Keith Lousteau	19,500
Cliffe F. Laborde	15,000
Stephen W. Dick	18,000

Director Options.

On March 29, 2006, each of the Company’s outside directors received an option to purchase 5,000 shares of the Company’s Common Stock. The options were granted at an exercise price of $55.76 per share, which was equal to the fair market value of a share of the Company’s Common Stock on the date of grant. The options will become exercisable six months from the date of grant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and
Chief Financial Officer

Date: April 4, 2006

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